UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2019

Bioanalytical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	0-23357 (Commission File Number)	35-1345024 (IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana (Address of Principal Executive Offices)	47906-1382 (Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Shares	BASi	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Acquisition

On May 1, 2019, Bioanalytical Systems, Inc. (the “Company”), through its wholly-owned subsidiary Oriole Toxicology Services LLC (the “Purchaser”), acquired (the “Acquisition”) from Smithers Avanza Toxicology Services LLC (the “Seller”), a consulting-based contract research laboratory located in Gaithersburg, Maryland, substantially all of the assets used by the Seller in connection with the performance of in-vivo mammalian toxicology CRO services for pharmaceuticals (small molecules and biologics), vaccines, agro and industrial chemicals, under the terms and conditions of an Asset Purchase Agreement, dated May 1, 2019, among the Purchaser, the Company, the Seller and the member of the Seller (the “Purchase Agreement”). The consideration for the Acquisition consisted of $1,270,646.10 in cash, subject to certain adjustments and an indemnity escrow of $125,000, 200,000 of the Company’s common shares and an unsecured promissory note in the initial principal amount of $810,000 made by Purchaser and guaranteed by the Company. The Company funded the cash portion of the purchase price for the Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”), as described below.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a 5 year period) and indemnification provisions. As contemplated by the Purchase Agreement, on May 1, 2019 the Purchaser assumed amended lease arrangements for certain premises in Gaithersburg, Maryland (the “Lease Arrangements”). Under the Lease Arrangements, the Purchaser agreed to lease the premises for a term of 5 years and 8 months, with two 5 year extensions at Purchaser’s option. Annual minimum rental payments under the initial term of the Lease Arrangements range from $400,000 to $800,000, provided that the Lease Arrangements provide the Purchaser with the option to purchase the premises. The Lease Arrangements include customary rights upon a default by landlord or tenant.

Amendment to Credit Arrangements

In connection with the Acquisition, on May 1, 2019 the Company and FIB entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement by and between the parties dated June 23, 2017, as previously amended July 2, 2018, September 6, 2018 and September 28, 2018 (as amended, the “Credit Agreement”) to (i) extend the term of the Company’s $3,500,000 revolving credit facility to June 30, 2020, (ii) provide the Company with an additional term loan (the “New Term Loan”) in the amount of $1,270,641.10, the proceeds of which were used to fund the cash consideration for the Acquisition, and (iii) provide for an additional line of credit in the principal amount of $1,100,000 (the “Capex Line”), which the Company may borrow from time to time, subject to the terms of the Credit Agreement. The New Term Loan and the Capex Line mature November 1, 2025 and June 30, 2020, respectively.

Amounts outstanding under the New Term Loan bear interest at a fixed per annum rate of 4.63%, while interest accrues on the principal balance of the Capex Line at a floating per annum rate equal to the sum of the Prime Rate plus Fifty Basis Points (0.5%), which rate shall change concurrently with the Prime Rate. Commencing June 1, 2019, the New Term Loan requires monthly interest only payments until December 1, 2019, from which time payments of principal and interest in monthly installments equal to $20,288.97 become due, with all accrued but unpaid interest, cost and expenses due and payable at the maturity date. The Company is required to pay accrued but unpaid interest on the Capex Line on a monthly basis commencing on June 1, 2019, until June 30, 2020, at which time the entire balance of the Capex Line, together with accrued but unpaid interest, costs and expenses, shall be due and payable in full.

Following its amendment, the Company’s obligations under the Credit Agreement are guaranteed by BAS Evansville, Inc. (“BASEV”), Seventh Wave Laboratories, LLC (“Seventh Wave”), as well as the Purchaser, each a wholly owned subsidiary of the Company. The Company’s obligations under the Credit Agreement and BASEV’s, Seventh Wave’s and the Purchaser’s obligations under their respective Guaranties are secured by first priority security interests in substantially all of the assets of the Company, BASEV, Seventh Wave and the Purchaser respectively, as well as mortgages on the Company’s and BASEV’s facilities in West Lafayette, Indiana and Evansville, Indiana, respectively, and pledges of the Company’s ownership interests in its subsidiaries.

The various restrictive covenants under the Credit Agreement remain consistent, provided that the parties agreed (i) to modify the computation of the minimum debt service coverage ratio and lower the ratio itself during certain periods to 1.15 to 1.0 or 1.20 to 1.0 to appropriately reflect relevant aspects of the Acquisition and (ii) to suspend application of the cash flow coverage ratio through the fiscal quarter ending December 31, 2019, with the ratio of the Company’s total funded debt (as defined in the Credit Agreement) as of the last day of each fiscal quarter to its EBITDA (as defined in the Credit Agreement) for the 12 months ended as of March 31, 2020 and June 30, 2020 not to exceed 5.00 to 1.00 and 4.50 to 1.00, respectively. The Company also agreed to obtain a life insurance policy in an amount not less than $2,000,000 for its President and Chief Executive Officer and to provide FIB an assignment of such life insurance policy as collateral.

The foregoing descriptions of the Purchase Agreement, the Fourth Amendment and the Lease Arrangements do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Fourth Amendment and the Lease Arrangements is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company issued 200,000 of the Company’s common shares to the Seller. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 1, 2019 and May 7, 2019, the Company issued press releases relating to the Acquisition, the corrected copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

The financial statements and pro forma financial information with respect to the Acquisition required by Item 9.01 of Form 8-K will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated May 1, 2019, as corrected May 7, 2019, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: May 7, 2019	By:	/s/ Jill C. Blumhoff
Name: Jill C. Blumhoff
Title: CFO and VP Finance